Exhibit 10.2

First Amendment to Office Lease Agreement with Greenville First Bank, N.A. dated September 20, 2005

Exhibit 10.2

FIRST AMENDMENT TO

OFFICE  LEASE AGREEMENT dated September 20, 2005

Landlord:  Verdae Properties, LLC

Tenant:  Greenville First Bank, N. A.

            Whereas the Landlord and Tenant entered into this Lease Agreement on September 20, 2005.  It was understood at execution that Tenant desired to Occupy all leased Premises initially and wishes to delete any and all references to "Leased and Unoccupied" Premises or "Leased and Unoccupied" portion of the Premises as may be referred to in the Lease Agreement.

            Whereas Landlord consents and agrees to such deletion.

            Now therefore the Lease Agreement shall be changed as follows:

Paragraph 1.a. is deleted in its entirety and the following Paragraph 1.a. is inserted in lieu thereof:

1.          LEASED PREMISES:

             a.          Description of Premises:  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord a portion of the real property known as Bonaventure I located at 100 Verdae Boulevard in Verdae Technology Park, Greenville, South Carolina 29607. Further described and depicted as outlined in red in Exhibit F, which Exhibit is attached hereto and incorporated herein by this reference (the "Premises").  The Premises are located on the First and Second floors of the Building (hereinafter defined), and the Premises occupy a "Rentable Area" of 28,242 square feet and a "Useable Area" of           25,478 square feet, as defined and determined in accordance with ANSI/BOMA 1996 Standards as specified in Paragraph 31(d) hereof.  The Premises represent 48.54% of the Building Rentable Area.

Paragraph 3 (a) 8 is deleted in its entirety and the following Paragraph 3, number 8 is inserted in lieu thereof:

9.                  Operating Expenses and Base Expense Amount

 The term "Base Expense Amount" shall mean the Tenant's Proportionate Share (defined in Paragraph 3(c) below) of actual Expenses incurred during the Base Year, which Base Year shall be the period beginning on January 1, 2006, and ending on December 31, 2006 should Tenants occupancy be delayed past June 30, 2006 the full calendar year 2007 shall be the Base Year.  For the first year that the Building is in service, the Base Expense Amount shall be calculated to reflect the fully assessed value (for Real Estate Tax purposes) of the Building, the land on which the Building is located and land affected by any appurtenant rights or benefits to the Building or Premises (such as parking, drainage and access) and further calculated to reflect actual Expenses that would be incurred at a level of ninety-five percent (95%) Building occupancy.  During the Term and any extensions thereof the base year for "Operating Expenses" shall be reset every five (5) years to be the actual expenses of the next calendar year.  Expenses shall be "grossed-up" to reflect and occupancy level of 95%.

EXHIBIT C, Paragraph 2 is deleted in its entirety and the following Paragraph 2 is inserted in lieu thereof:

2.          BASE RENT ESCALATION.  Base Rent shall be subject to escalation at the rate of 2% per annum, which escalation shall begin on the second anniversary of the Commencement Date.

Months	Operating Expense per Month
1 thru 5	$13,273.74 per month.47 PSF per month

YEARS	ANNUAL BASE RENT
1	$508,356
2	$518,523
3	$528,894
4	$539,471
5	$550,261

Beginning with the sixty sixth (66th) full month of the lease the per annum increase will be the greater of the average of the CPI for the previous five (5) years or 1%. In no event will the increase be less than 1%.

This amendment is agreed and accepted this _20th___ day of September 2005

Verdae Properties, LLC                                                           Greenville First Bank, N.A.

By:        /s/Paulette Murphy                                                   By:     /s/ R. Arthur Seaver, Jr.

                  Paulette Murphy                                                                     R. Arthur Seaver, Jr.

Its              President                                                                Its             President